Exhibit 99.1

NovaBay Pharmaceuticals Names Jack McGovern Interim CEO

EMERYVILLE, Calif. (September 28, 2018) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY), a biopharmaceutical company focusing on commercializing prescription Avenova® for the domestic eye care market, announces that Jack McGovern has been named Interim Chief Executive Officer, expanding his responsibilities as Chief Financial Officer to include overseeing daily operations. Mark M. Sieczkarek, the Company’s previous Chief Executive Officer, remains NovaBay’s Chairman and will focus on strategic growth opportunities that complement the Company’s continued organic growth.

“These leadership changes support the strategy of achieving profitable growth while actively seeking opportunities to broaden our commercial product offering,” said McGovern. “NovaBay’s expanded sales organization is performing well as we target Avenova high prescribers with the goal of increasing the number of prescriptions per physician. Executing on this strategy requires a disciplined, efficient deployment of resources with hands-on oversight. We are focused on enhancing value for our shareholders and are increasingly optimistic about returning to double-digit sales and unit growth in 2019.

“We have developed a strong organizational infrastructure and implemented the key metrics that are critical to driving business success,” added McGovern. “Of utmost importance is the tremendous opportunity in promoting Avenova as a proven product that addresses the large, underserved conditions of blepharitis and bacterial dry eye, which represents about 85% of the dry eye market.”

Avenova is the only non-antibiotic commercial product with clinical data proven to treat the underlying cause of blepharitis and bacterial dry eye. Unlike traditional antibiotics, Avenova is safe for chronic use because it does not give rise to bacterial resistance.

“Business development is a priority as we identify commercial and late-stage ophthalmic products to leverage our sales organization,” said Sieczkarek. “This is a time-consuming process and my changing role at NovaBay allows me to dedicate more attention to advancing this important component of our strategy. I will continue to be actively engaged with the leadership team to drive the Company’s future success. This new role will also allow me to focus on ensuring we have sufficient financial resources to support our organic growth, as well as any acquisitions should appropriate opportunities arise.”

McGovern joined NovaBay as Chief Financial Officer in July 2017 with more than 30 years of experience in finance and operations. Previously he was Chief Operating Officer and CFO of Attainia, Inc., a SaaS-based provider of planning solutions for the healthcare industry sold to a private equity firm, and Managing Partner at Northshore Management Partners, a consultancy with an emphasis on financial capitalization, structuring and developing operational scale. Earlier he was COO/CFO at Integrated Biosystems, a venture-stage company in France; Executive Vice President at Strategic Capital, Inc., a boutique investment bank with a focus on M&A; and COO/CFO of Oliver-Allen Corp., a computer leasing company. He began his career with KPMG after receiving a BS in accounting from Chico State University. Mr. McGovern is a licensed CPA in the State of California.

About Avenova

Avenova is an eye care product formulated with NovaBay’s proprietary, stable and pure form of hypochlorous acid. It has proven in laboratory testing to have broad antimicrobial properties as a preservative in solution as it removes foreign material including microorganisms and debris from the skin on the eyelids and lashes without burning or stinging. Data from a multicenter clinical study show that Avenova reduced bacterial load, the underlying cause of blepharitis, on ocular skin surface by more than 90%. Laboratory tests show that hypochlorous acid has potent antimicrobial activity in solution yet is non-toxic to mammalian cells and also neutralizes bacterial toxins. Avenova is marketed to optometrists and ophthalmologists throughout the U.S. by NovaBay’s direct salesforce. It is accessible from more than 90% of retail pharmacies in the U.S. through agreements with McKesson Corporation, Cardinal Health and AmerisourceBergen.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics®

NovaBay Pharmaceuticals, Inc. is a biopharmaceutical company focused on commercializing and developing its non-antibiotic anti-infective products to address the unmet therapeutic needs of the global, topical anti-infective market with its two distinct product categories: the NEUTROX® family of products and the AGANOCIDE® compounds. The Neutrox family of products includes AVENOVA® for the eye care market, NEUTROPHASE® for the wound care market and CELLERX® for the aesthetic dermatology market. The Aganocide compounds, still under development, have target applications in dermatology and urology.

Forward-Looking Statements

This release contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. Forward-looking statements include statements regarding, among other things, our current expectations about the Company's future executive management, financial results, goals, strategies, revenue, and/or general outlook. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to difficulties or delays in manufacturing, distributing, and obtaining insurance reimbursement for the Company’s products, the uncertainty of patent protection for the Company’s intellectual property, and any potential regulatory problems. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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For Avenova purchasing information please call 800-890-0329, email sales@avenova.com or visit www.Avenova.com

NovaBay Contacts
Jack J. McGovern
510-899-8800
jmcgovern@novabay.com

Investor Contact
LHA Investor Relations
Jody Cain
310-691-7100
jcain@lhai.com

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